                                            Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-258173, 333-263750, 333-270431, 333-277827 and 333-285685 on Form S-8 and Nos. 333-266712 and 333-287093 on Form S-3 of our report dated March 5, 2026, relating to the financial statements of Caribou Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
March 5, 2026